EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the incorporation by reference in Registration Statement No. 333-13369 on Form S-8 dated October 3, 1996, Registration Statement No.
333-45903 on Form S-8 dated February 9, 1998 and Registration Statement No. 333-106245 on Form S-8 dated June 18, 2003 of Volt Information Sciences, Inc. of our report dated January 10, 2005, with respect to the consolidated financial statements and schedule of Volt Information Sciences, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended October 31, 2004.


Ernst & Young LLP
New York, New York
January 13, 2005